                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  July 10, 1998
                                 Date of Report
                        (Date of earliest event reported)


                         Marine Management Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-29236                                         06-886588
(Commission File Number)                      (IRS Employer Identification No.)



                                 470 West Avenue
                               Stamford, CT 06902
               (Address of principal executive offices) (Zip Code)



                                 (203) 327-6404
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         On July 10 and July 14, 1998, Marine Management Systems, Inc. (the "Company") closed on the sale of $2,000,000 aggregate principal amount of Senior Convertible Notes (the "Senior Notes") in a financing transaction. The Senior Notes were purchased by a group of investors led by Wechsler and Co., a New York based money manager. The Senior Notes call for payments of interest only until maturity and bear interest at the rate of 10% per annum until such time as the Senior Notes are paid in full or converted into Common Stock as described below. If not paid or converted earlier, the Senior Notes are due and payable on March 31, 2003. The Senior Notes are convertible into shares of the Company's Common Stock, at any time after six months from the date of issuance, at the rate of $1.00 face value of the Senior Notes for each share of Common Stock, subject to adjustment under certain circumstances.

         Approximately $700,000 of the proceeds from the financing was used to repay a bridge loan and the remaining proceeds are expected to be used for working capital.

                         MARINE MANAGEMENT SYSTEMS, INC


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MARINE MANAGEMENT SYSTEMS, INC
                                               (Registrant)

Dated:  July 31, 1998                   By: /s/Robert D. Ohmes
                                            -------------------------------
                                            Robert D. Ohmes
                                            Executive Vice President and
                                            Chief Financial Officer